CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of Catalyst Funds and to the use of our report dated July 7, 2006 on the statement of assets and liabilities of Catalyst Value Fund as of July 5, 2006. Such financial statement appears in the Fund's Statement of Additional Information.


                                         /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

                                         BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
July 7, 2006